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FOR IMMEDIATE RELEASE                CONTACT: Mark A. Kulik
                                              Senior Vice President
                                              Sales & Marketing
                                              (678) 264-4400

         CareCentric's new Windows-based Home Health Care System Brings
            Strong, Affordable, Scheduling and Compliance Tracking to
             Private Duty, Staffing and Medicare-Certified Agencies

               CareCentric's AC-CURA(TM)geared to agencies focused
                        on high-performance bottom line

ATLANTA, GA (FEBRUARY 24, 2003) CARECENTRIC, INC. (OTC BB: CURA.OB), a leading provider of management information systems to the home health care community, today announced the availability of AC-CURA(TM), a windows-based, feature-rich billing and operations management system that brings control, flexibility and ease of use to the home care industry in an affordable and fast implementation package. One unique feature is AC-CURA's comprehensive scheduling system designed with a color-coded, click and drag format for fast identification and scheduling. Enhanced features enable agencies to schedule multiple shifts or visits, easily match skills to employee and client preferences and enable access by multiple schedulers. Compliance validation tracking features prevent both private duty and certified agencies from scheduling employees that do not meet agency compliance rules.

"The AC-CURA(TM) system is designed to help agencies closely monitor, manage, and enhance their financial performance," said John R. Festa, CareCentric's CEO and President. "AC-CURA's strength lies in its simplicity. As information is automatically passed from doctor's orders to scheduling to electronic billing and payroll, AC-CURA(TM) provides many opportunities along the way for compliance checks and visit validation. These crucial check points ensure that each step is completed correctly the first time. The results - speedy, precise intake, scheduling and billing and increased cash flow."

"While most systems address the needs of a specific line of business, AC-CURA(TM) system features meet the needs of licensed and/or certified agencies", added Mr. Festa. "We believe that this fact combined with overall system functionality, cost-effective hardware, fast implementation and training and an affordable price tag creates an overall package that produces a significant return on investment for any agency."

AC-CURA(TM) runs on Windows 95/98/NT/2000/ME/XP and is designed with a streamlined GUI-applications format that offers agencies easy access to the data they need at every level for critical decision making, increased productivity, informative performance outcomes and improved quality of care. AC-CURA(TM)'s

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application design promotes efficient system utilization by enabling user access based upon specific roles and responsibilities in billing, scheduling, and care management. Powerful employee, client, and payer management and scheduling functionality offer multiple compliance validation checks of physician orders and payer authorization limits and ensure that only verified visit data is forwarded to payroll and billing. A comprehensive billing system allows payer/client-pricing structure, payer billing periods and re-bill capability. Flexible reporting features include many standard reports geared to keeping agencies informed on their current financial status. AC-CURA integrates OASIS and PPS into the workflow for all patient Medicare services. The system meets all current HIPAA regulatory requirements.

The name AC-CURA(TM) is derived from the Latin root "CURA" which means management and care. The prefix "AC" is a derivative of the word accurate. The combination of both root terms, into AC-CURA, truly represents the essence of CareCentric's new system - accurate home care management. The new product is associated with a new company tagline - SPEED. PRECISION. RESULTS - and represents the company's mission to provide advanced solutions and services that are easy to use, fast, accurate and that consistently provide a positive return on investment.

The AC-CURA(TM) solution is designed for both single or multi-office locations and is especially cost-effective for small to mid-size agencies. Agencies can be up and running on AC-CURA(TM) in as little as five weeks. In addition, AC-CURA(TM) is available with CareCentric's Visit Assistant(TM) clinical PDA system as well as with Santrax(TM), the nation's leading telephone time and attendance solution.

CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, the company is headquartered in Atlanta, Georgia.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CareCentric's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause CareCentric's financial performance to differ materially from past results and from those expressed in any forward looking statements include, without limitation, the inability to obtain additional capital resources, variability in quarterly operating results, customer concentration, product performance and acceptance, long sales cycles, long and varying delivery cycles, CareCentric's dependence on business partners, emerging technological standards, risks associated with acquisitions and the risk factors detailed in CareCentric's Registration Statement on Form S-4 (File No. 333-96529) and from time to time in CareCentric's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.


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                                 INVESTOR NOTICE

     If CareCentric proceeds with a proposed merger described previously, then it will file with the SEC a proxy statement and other relevant documents concerning the merger. Investors of CareCentric are urged to read the proxy statement when and if filed and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by CareCentric free of charge by requesting them in writing from Ana McGary at CareCentric, Inc., 2625 Cumberland Parkway, Suite 310, Atlanta, GA 30339 or by telephone at (678) 264-4400.

     CareCentric, its directors and executive officers and certain of their employees and the investor group described previously may be deemed to be participants in the solicitation of proxies from the stockholders of CareCentric in connection with the merger, if consummated. These participants may have interests in the merger, if consummated, including interests resulting from holding options or shares of CareCentric common stock. Information about the interests of directors and executive officers of CareCentric, the investor group, and their ownership of securities of CareCentric will be set forth in the proxy statement, when and if filed.

     Investors should ready the proxy statement carefully when and if it becomes available before making any voting or investment



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